040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180316877-73
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/17/2018 2:52 PM
	Entity Number E0341802018-2

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Wiseman Global Limited

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 1,000,000,000 Par value per share: $ 0.0001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Jinpeng Lai
Name

Street Address	City	State	Zip Code
1308 #39, Renmin 4th Rd, Danshui Town, Huiyang District	Huizhou City, China		516000

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Raeesa Ibrahim
Name

X [signature]
Incorporator Signature

Address	City	State	Zip Code
25 Robert Pitt Drive, Suite 204	Monsey	NY	10952

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

07/16/2018
Date

This form must be accompanied by appropriate fees.

ATTACHMENT TO ARTICLES OF INCORPORATION

FOR

Wiseman Global Limited

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	Vcorp Services, LLC
Address of Commercial Registered Agent:	701 S. Carson Street, Suite 200, Carson City, NV 89701
Address of Registered Office:	701 S. Carson Street, Suite 200, Carson City, NV 89701
Mailing Address of Registered Office:	701 S. Carson Street, Suite 200, Carson City, NV 89701

Article three. Authorized Stock :

The aggregate number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, consisting of two classes to be designated, respectively , "Common Stock" and "Preferred Stock" , with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is eight hundred million (800,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.